EXHIBIT 5.1

                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation

                               650 Page Mill Road
                            Palo Alto, CA 94304-1050
               Telephone (650) 493-9300 Facsimile (650) 493-6811
                                  www.wsgr.com

                               November 17, 1997

Sun Microsystems, Inc.
901 San Antonio Road
Palo Alto, CA 94303

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to Sun Microsystems, Inc., a Delaware corporation (the "Company" or "You") and have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about November 20, 1997 in connection with the registration under the Securities Act of 1933, as amended, of (i) 10,000,000 shares of your Common Stock reserved for issuance under the 1990 Employee Stock Purchase Plan (the "Purchase Plan") and (ii) 600,000 shares of your Common Stock reserved for issuance under the 1988 Directors' Stock Option Plan (the "Option Plan"). The 10,000,000 shares of Common Stock reserved under the Purchase Plan and the 600,000 shares of Common Stock reserved under the Option Plan are referred to collectively hereinafter as the "Shares," and the Purchase Plan and the Option Plan are referred to hereinafter collectively as the "Plans." As your legal counsel, we have examined the proceedings taken and proposed to be taken in connection with the issuance and sale of and payment of consideration for the Shares to be issued under the Plans.

     Based upon the foregoing, it is our opinion that, when issued and sold in compliance with applicable prospectus delivery requirements and in the manner referred to in the Plans and pursuant to the agreements which accompany the Plans, the Shares will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.



                                             Sincerely,

                                             WILSON SONSINI GOODRICH & ROSATI
                                             Professional Corporation


                                             /s/WILSON SONSINI GOODRICH & ROSATI